WINSLOEW FURNITURE, INC.
                                  EXHIBIT 99.2

                           BROWN JORDAN INTERNATIONAL
                              FINANCIAL INFORMATION


Independent Auditors' Report

The Board of Directors
Brown Jordan International:

We have audited the accompanying consolidated balance sheets of Brown Jordan International and subsidiaries as of September 25, 1999 and September 26, 1998 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brown Jordan International and subsidiaries as of September 25, 1999 and September 26, 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   S/ KPMG LLP
Los Angeles, CA

November 5, 1999







BROWN JORDAN INTERNATIONAL
AND SUBSIDIARIES
Consolidated Balance Sheets
September 25, 1999 and September 26, 1998

Assets (Note 8)                                                                      1999                  1998
                                                                               ------------------   -------------------

Current assets:
Cash                                                                                  14,000               430,000
Trade accounts receivable, less allowances for doubtful accounts, discounts and returns of $1,041,000 and $1,233,000,
respectively                                                                      11,545,000            10,537,000
Inventories (note 3)                                                              15,929,000            14,923,000
Prepaid expenses and other current assets (note 18)                                  279,000             3,277,000
Deferred income taxes (note 11)                                                    2,850,000             2,065,000
Refundable income tax (note 11)                                                       76,000               150,000
                                                                               ------------------   -------------------

Total current assets                                                              30,693,000            31,382,000

Note receivable                                                                      250,000                    --
Property, plant and equipment, net (note 4)                                        7,540,000             6,925,000
Investments, at cost (note 5)                                                      1,031,000             1,031,000
Intangible assets, net of accumulated amortization of $1,100,000 and
$700,000, respectively                                                             4,593,000             4,897,000
Other assets (note 2)                                                                294,000               138,000
                                                                               ------------------   -------------------

                                                                                  44,401,000            44,373,000
                                                                               ==================   ===================

Liabilities and Stockholders' Equity

Current liabilities:
Short-term debt (notes 7 and 8)                                                    7,070,000            10,200,000
Current maturities of long-term debt (note 8)                                        500,000             2,667,000
Trade accounts payable                                                             7,621,000             8,107,000
Accrued expenses and other current liabilities (note 6)                            7,538,000             5,498,000
                                                                               ------------------   -------------------

Total current liabilities                                                         22,729,000            26,472,000

Long-term debt, less current maturities (note 8)                                  11,008,000             6,000,000
Deferred income taxes (note 11)                                                    1,187,000             2,065,000
Deferred rent                                                                        372,000               254,000
                                                                               ------------------   -------------------

Total liabilities                                                                 35,296,000            34,791,000
                                                                               ------------------   -------------------

Series A preferred stock, 14% cumulative convertible (stated at liquidation preference of $100 per share) authorized 147,634 shares,
issued and redeemable 86,178 in 1999 and 59,000 in 1998 (note 9)                   8,618,000             5,900,000
                                                                               ------------------   -------------------

Stockholders' equity (notes 12 and 13):
Common stock of $.01 par value.  Authorized 10,000,000 shares;
issued and outstanding 5,323,520 in 1999 and 5,000,000 in 1998                        53,000                50,000
Additional paid-in capital                                                         4,001,000             3,004,000
Retained earnings (accumulated deficit)                                           (2,717,000)              628,000
Common stock held in treasury, 275,000 shares                                       (850,000)                   --
                                                                               ------------------   -------------------

Net stockholders' equity                                                             487,000             3,682,000

Commitments and contingencies (notes 10, 15 and 16)
                                                                               ------------------   -------------------

                                                                                  44,401,000            44,373,000
                                                                               ==================   ===================

See accompanying notes to consolidated financial statements.









                           BROWN JORDAN INTERNATIONAL
                                AND SUBSIDIARIES
                     Consolidated Statements of Operations
             Years ended September 25, 1999 and September 26, 1998

                                                                                     1999                  1998
                                                                               ------------------    ------------------

Net sales                                                                        123,148,000           101,306,000

Cost of goods sold                                                                97,393,000            82,120,000
                                                                               ------------------    ------------------

Gross profit                                                                      25,755,000            19,186,000

Selling, general and administrative expenses                                      20,857,000            18,423,000
Plant closure costs (note 19)                                                      4,393,000
                                                                               ------------------    ------------------

Earnings from operations                                                             505,000               763,000

Other expenses (income):
Interest, net                                                                      2,297,000             2,350,000
Other, net (note 18)                                                                 193,000            (2,535,000)
                                                                               ------------------    ------------------

Earnings (loss) before income taxes and cumulative
effect of change in accounting                                                    (1,985,000)              948,000

Income tax (expense) benefit (note 11)                                             1,358,000              (325,000)
                                                                               ------------------    ------------------

Earnings (loss) before cumulative effect of change in
accounting method                                                                   (627,000)              623,000

Cumulative effect of change in accounting for organizational costs,
net of tax benefit of $309,000 (note 2)                                                                    491,000
                                                                               ------------------    ------------------

Net earnings (loss)                                                                 (627,000)              132,000
                                                                               ==================    ==================


See accompanying notes to consolidated financial statements.





















BROWN JORDAN INTERNATIONAL
AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
(Deficiency)
Years ended September 25, 1999 and September 26, 1998

                                                                                Retained
                      Preferred stock        Common stock           Additional  earnings     Treasury stock
                      Number of              Number of              paid-in     (accumulated Number of
                      shares     Amount      shares      Amount     capital     deficit)     shares    Amount     Total

------------------------------------------------------------------------------------------------------------------------------
Balance at September  59,000     5,900,000   5,000,000   50,000     3,004,000    496,000        --         --     3,550,000
27, 1997
Net earnings              --          --          --         --          --      132,000        --         --     132,000
Balance at September  59,000     5,900,000   5,000,000   50,000     3,004,000    628,000        --         --     3,682,000
26, 1998
Net loss                  --          --          --         --          --     (627,000)       --         --     (627,000)
Common stock issuance     --          --     323,520      3,000     997,000           --        --         --     1,000,000
Purchase of treasury      --          --          --         --          --           --     (275,000) (850,000)  (850,000)
stock
Preferred stock       27,178     2,718,000        --         --          --     (2,718,000)     --         --     (2,718,000)
dividend
Balance at September  86,178     8,618,000   5,323,520   53,000     4,001,000   (2,717,000)  (275,000) (850,000)  487,000
25, 1999
                      ========================================================================================================
                      ========================================================================================================


See accompanying notes to consolidated financial statements.



























BROWN JORDAN INTERNATIONAL
AND SUBSIDIARIES
Consolidated Statements of Cash Flows Years ended September 25, 1999 and
September 26, 1998

                                                                              1999                 1998
                                                                        ------------------   ------------------

Cash flows from operating activities:
Net earnings (loss)                                                          (627,000)             132,000
Adjustments to reconcile net earnings (loss) to net cash
provided by operating activities:
Gain on lease termination                                                          --              118,000
Loss on disposal of property and equipment                                     15,000               27,000
Depreciation and amortization                                               1,053,000              970,000
Deferred income taxes                                                      (1,532,000)              10,000
Cumulative effect of change in accounting method                                   --              491,000
(Increase) decrease in assets:
Trade receivables                                                          (1,008,000)          (1,671,000)
Inventories                                                                (1,006,000)          (3,148,000)
Prepaid expenses and other current assets                                   2,998,000           (2,990,000)
Refundable income taxes                                                        74,000              913,000
Investments                                                                        --             (434,000)
Other assets                                                                 (157,000)               6,000
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities                                    1,008,000            6,352,000
Deferred rent                                                                 117,000              (40,000)
                                                                        ------------------   ------------------

Net cash provided by operating activities                                     935,000              736,000
                                                                        ------------------   ------------------

Cash flows from investing activities:
Investment in minority-owned subsidiaries                                          --             (597,000)
Purchases of property and equipment                                        (1,279,000)          (1,373,000)
Issuance of note receivable                                                  (250,000)                  --
Acquisition of tradename                                                     (100,000)                  --
                                                                        ------------------   ------------------

Net cash used in investing activities                                      (1,629,000)          (1,970,000)
                                                                        ------------------   ------------------

Cash flows from financing activities:
Issuance of common stock                                                    1,000,000                   --
Repurchases of common stock                                                  (850,000)                  --
Net borrowings (repayments) under revolving credit agreement               (3,130,000)           2,114,000
Net borrowings (repayments) of term loans                                   2,841,000             (500,000)
Bank overdraft                                                                417,000                   --
                                                                        ------------------   ------------------

Net cash provided by financing activities                                     278,000            1,614,000
                                                                        ------------------   ------------------

Net increase (decrease) in cash                                              (416,000)             380,000

Cash at beginning of year                                                     430,000               50,000
                                                                        ------------------   ------------------

Cash at end of year                                                            14,000              430,000
                                                                        ==================   ==================

Supplemental disclosure of cash flow information: Cash paid during the year for:
Interest                                                                    2,376,000            2,122,000
Taxes                                                                          95,000                5,000
                                                                        ==================   ==================

Noncash activities - during 1999, the Company issued a preferred stock dividend in the amount of $2,718,000.

See accompanying notes to consolidated financial statements.






                    BROWN JORDAN INTERNATIONAL & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    Nature of Business and Basis of Presentation

       Brown Jordan International (BJI) is a holding company of two wholly owned subsidiaries: Brown Jordan Company (BJC) and Casual Living Worldwide, Inc. (CLW) (collectively the Company). The Company operates in one business segment, the manufacture and distribution of furniture, primarily outdoor furniture. The Company distributes its products principally in the United States primarily through quality department stores, specialty stores (such as pool and patio shops), interior designers and the commercial contract and hospitality industry.

       BJI was incorporated in November 1995 by Hancock Park Capital L.P. (Hancock). On December 29, 1995, BJI acquired both BJC and CLW simultaneously. Accordingly, the operations of BJC and CLW have been included from the date of acquisition.

       BJI acquired the stock of BJC along with certain intellectual property from LADD Furniture (LADD) for $24,000,000 cash plus 808,890 common shares in BJI which were valued at $456,000. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to net assets acquired based upon estimated fair values.

       BJI acquired the stock of CLW in exchange for 2,933,780 common shares in BJI. CLW was previously owned by various interests affiliated with Hancock. Because this exchange of interests was between entities under common control, the combination was accounted for at predecessor historical cost in a manner similar to a pooling of interests. Historical net book value of CLW at the acquisition date was $598,000.

(2)    Summary of Significant Accounting Principles

       (a)    Principles of Consolidation

              The consolidated financial statements include the accounts of Brown Jordan International and subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

       (b)    Fiscal Year-End

              The Company's fiscal year is based on a 52- to 53-week fiscal year ended on the Saturday closest to September 30. Fiscal year 1999 ended on September 25, 1999. Fiscal year 1998 ended on September 26, 1998. Both periods contained 52 weeks.

       (c)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These affect the reported amounts of assets, liabilities, revenues and expenses and the amount of any contingent assets or liabilities disclosed in the financial statements. Actual results could differ from the estimates made.

       (d)    Fair Value of Financial Instruments

              The carrying amounts of trade accounts receivable, prepaid expenses and other assets, refundable income taxes, trade accounts payable and accrued expenses and liabilities approximate fair market value because of the short maturity of these items.

              The fair values of the Company's short-term debt and term note payable to bank approximate their carrying values as each instrument bears interest at floating market rates. The fair value of the Company's senior subordinated debt is not readily determinable; however, the Company believes that the fair value would also approximate its carrying value since there has been minimal change in market rates and the Company's creditworthiness since issuance.

       (e)    Revenue Recognition

              Sales are recognized when products are shipped to customers. Provision is made for doubtful receivables, discounts, returns and allowances at the time of sale.

              Substantially all accounts receivable are from retailers. The Company has no concentrated credit risk with any individual customer.

       (f)    Inventories

              The Company's inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method using current standard costs, which approximate actual cost.

       (g)    Property, Plant and Equipment

              Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets on the straight-line method. Estimated useful lives are 10 to 30 years for building and improvements, 3 to 10 years for machinery and equipment 3 to 5 years for computer equipment and software and 5 to 7 years for furniture and fixtures.

       (h)    Intangible Assets

              Intangible assets consist principally of values assigned to intellectual property, which consist of patents and trademarks. These assets are amortized using the straight-line method over 15 years.

       (i)    Other Assets

              As of September 25, 1999 and September 26, 1998, other assets include deposits on rented facilities.

       (j)    Start-Up Costs

              The Company adopted Statement of Position 98-5, "Accounting for Start-Up Costs" (SOP 98-5), effective September 26, 1998. SOP 98-5 provides that all costs incurred during the start-up activities, including organizational costs, be expensed as incurred. This is a change from the Company's previous accounting policies, whereby organizational costs were capitalized and amortized. As a result, the Company recorded a one-time charge equal to the unamortized balance of all capitalized organizational and start-up costs as of September 26, 1998. This charge of $491,000 is recorded as a cumulative effect of a change in accounting principle net of the related income tax effect of $309,000.

       (k)    Impairment of Long-Lived Assets and Assets Held for Sale

              The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

       (l)    Accrued Warranty

              The Company charges income with estimated future warranty obligations for products sold during the year.

       (m)    Income Taxes

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (n)    Stock-Based Compensation

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

       (o)    Pension and Other Postretirement Plans

              The Company discloses information regarding its pension and other postretirement benefit plans under the provisions of Statement of Financial Accounting Standards (SFAS) No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits." SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the method of accounting for such plans.

              The Company has a defined benefit pension plan covering all union employees of BJC. The benefits are based on years of credited service, as defined, and are generally reduced actuarially for those participants who begin receiving payments before age 65. The cost of this program is being funded currently.

       (p)    Investment in Subsidiaries

              Investment in the common stock of an affiliated company (note 5) is accounted for by the cost method.

       (q)    Comprehensive Income

              The Company adopted the Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130), on September 26, 1998. SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net earnings and all other nonowner changes in equity. The Company does not have any transactions and other economic events that qualify as comprehensive income, as defined under SFAS No. 130, except for net earnings (loss); accordingly, did not affect the Company's financial reporting.

       (r)    Reclassifications

              Certain reclassifications have been made to the 1998 balances to conform to the 1999 presentation.

(3)    Inventories

       Inventories consist of the following at September 25, 1999 and September 26, 1998:

                                    1999          1998
                             -----------   -----------

Finished goods ...........   $ 4,686,000     2,841,000
Raw materials and supplies    11,243,000    12,082,000
                             -----------   -----------

                             $15,929,000    14,923,000
                             ===========   ===========

(4)    Property, Plant and Equipment

       Property, plant and equipment consist of the following at September 25, 1999 and September 26, 1998:

                                                       1999         1998
                                                 ----------   ----------

Land and improvements ........................   $1,451,000    1,451,000
Buildings and improvements ...................    3,766,000    2,871,000
Machinery and equipment ......................    1,894,000    1,683,000
Computer equipment and software ..............    1,702,000      577,000
Furniture and fixtures .......................      713,000    1,737,000
                                                 ----------   ----------

                                                  9,526,000    8,319,000
Less accumulated depreciation and amortization
                                                  1,986,000    1,394,000
                                                 ----------   ----------

                                                 $7,540,000    6,925,000
                                                 ==========   ==========


(5)    Investments

       On June 19, 1998, the Company entered into a Stock Purchase Agreement and Long-Term Supply Agreement (note 16) to purchase a 17% equity interest in a British Virgin Isle company that has an investment in a furniture manufacturer. The manufacturer will serve as a supplier for CLW. The related investment of $597,000 is included in the accompanying consolidated balance sheets at September 25, 1999 and September 26, 1998, at cost. The Company does not have any involvement in the daily operation of the investee company.

       During fiscal 1998, the Company entered into an agreement to invest in office and warehousing facilities (note 17). The facility is leased by CLW. As of September 25, 1999 and September 26, 1998, the related investment amounts to $434,000.

(6)    Accrued Expenses and Other Current Liabilities

       Accrued expenses and other current liabilities consist of the following at September 25, 1999 and September 26, 1998:

                                                    1999         1998
                                              ----------   ----------

Payrolls, commissions and employee benefits   $2,338,000    2,818,000
Warranty and returns reserve ..............      789,000      604,000
Customer deposits .........................    2,907,000    1,243,000
Interest ..................................      419,000      498,000
Bank overdraft ............................      416,000         --
Other .....................................      669,000      335,000
                                              ----------   ----------

                                              $7,538,000    5,498,000
                                              ==========   ==========
(7)    Short-Term Debt

       On September 10, 1999, BJC and CLW entered into a five year joint revolving credit agreement (Credit Agreement) which provides a combined credit facility of up to $40,000,000. BJC and CLW both have a maximum availability of $20,000,000. The Credit Agreement replaced an existing revolving line of credit and term loan. Principal amounts outstanding under the Credit Agreement bear interest at the base rate, as defined, plus a variable index. The Credit Agreement, under which $7,070,000 was outstanding at September 25, 1999 bearing interest at a rate of 9.25%.

       The Credit Agreement contains provisions regarding borrowing base, reserve provisions and indebtedness limitations which could limit the amount available for future borrowings.

       The BJC line had an outstanding balance of $6,679,000 and $8,700,000 at September 25, 1999 and September 26, 1998, respectively. The remaining borrowing capacity available to BJC was $13,321,000 at September 25, 1999. The CLW line had an outstanding balance of $391,000 at September 25, 1999. The remaining borrowing capacity available to CLW was $19,609,000 at September 25,1999. A commitment fee of .375% of the unused line is due monthly in arrears on the first day of each month. Both BJC and CLW were in compliance with their covenants or had received the appropriate waiver at September 25, 1999 (note 8).

(8)    Long-Term Borrowings


       Long-term borrowings relate to BJC and CLW and consist of the following at September 25, 1999 and September 26, 1998:
                                                                                          1999                   1998
                                                                                   --------------------   -------------------
      Term loan payable to bank, interest is paid monthly at a variable rate, as defined (9.5% at September 25, 1999), requires monthly escalating principal payments with the remaining balance due September 10,
          2004, secured by all assets                                           $         2,508,000                     --
      Term loan payable to bank, interest is paid monthly at a variable rate, as defined (9.5% at September 25, 1999), requires monthly escalating principal payments with the remaining balance due September 10,
          2004, secured by all assets                                                     3,000,000                     --
      Term loan payable to bank, interest is paid monthly at a variable rate, as defined (9% at September 26, 1998), requires monthly principal payments of $42,000 with remaining balance due December 29, 2000, secured by all BJC's assets.  Repaid during 1999
                                                                                                 --              2,667,000
      13% senior subordinated notes due to a stockholder, interest paid quarterly, principal payments of $1,800,000 due March 31, June 30 and
          September 30, 2001, remaining balance due December 29, 2001
                                                                                          6,000,000              6,000,000
                                                                                   --------------------   -------------------

                                                                                         11,508,000              8,667,000
      Less current portion                                                                  500,000              2,667,000
                                                                                   --------------------   -------------------

                                                                                $        11,008,000              6,000,000
                                                                                   ====================   ===================


       Required principal payments on long-term borrowings over the next five years are as follows:

2000   $  500,000
2001    5,650,000
2002    1,600,000
2003    1,000,000
2004    2,258,000
       ==========


       As of September 25, 1999, the Company received a waiver of covenant violations related to the senior subordinated notes through September 26, 2000.

(9)    Redeemable Preferred Stock

       On December 29, 1995, the Company issued 59,000 shares of 14% Series A cumulative redeemable preferred stock, with a par value of $.01 per share. The Company must redeem all outstanding shares of the preferred stock on December 29, 2002 at $100 per share. However, the Company may convert all outstanding shares into 14% subordinated promissory notes. The preferred shares are redeemable at the option of the holder upon certain conditions, as defined in the Certificate of Designation, Preferences and Rights. Dividends are cumulative and payable quarterly.

       On October 16, 1998, the Company declared a dividend-in-kind of $2,718,000 resulting in the issuance of 27,178 shares of 14% Series A cumulative redeemable preferred stock. The dividend was charged to retained earnings in the amount of $2,718,000, which was based on the redemption value of $100 per share. Dividends in arrears amounted to $1,348,000 and $2,766,000 as of September 25, 1999 and September 26,
       1998, respectively.

(10)   Leases

       The Company leases a manufacturing facility, warehouses and showrooms as well as manufacturing, transportation and data processing equipment under operating leases which expire at various dates through March 2008. Future minimum lease payments under noncancelable operating leases as of September 25, 1999 are:
      2000   $ 2,524,000
      2001     1,881,000
      2002     1,638,000
      2003     1,645,000
      2004     1,562,000
Thereafter     3,793,000
             -----------

             $13,043,000
             ===========


       Total  rental  expense  for  the  years  ended  September 25,   1999
 and September 26, 1998 amounted to approximately $2,650,000 and $2,362,000, respectively.

(11)   Income Taxes

       Income tax (expense) benefit for the years ended September 25, 1999 and September 26, 1998 consists of the following:

                                                                                          1999                   1998
                                                                                   --------------------   -------------------

      Current:
          Federal                                                               $            (7,000)                    --
          State                                                                             (23,000)               (13,000)
          Foreign                                                                          (274,000)              (262,000)
                                                                                   --------------------   -------------------


                    Current provision for income taxes                                     (304,000)              (275,000)
                                                                                   --------------------   -------------------


      Deferred:
          Federal                                                                         1,269,000                  3,000
          State                                                                             393,000                (53,000)
                                                                                   --------------------     -------------------


                    Deferred provision for income taxes                                   1,662,000                (50,000)
                                                                                   --------------------     -------------------


                    Total (expense) benefit                                     $         1,358,000               (325,000)
                                                                                   ====================   ===================


       Actual income tax expense differs from the "expected" tax (computed by applying the U.S. Federal corporate rate of 34% to the earnings (loss) before income taxes and effect of change in accounting principle) as follows:


                                                                                                     1999
                                                                                   ------------------------------------------
                                                                                         Amount                  Rate
                                                                                   --------------------   -------------------

      Computed "expected" income tax benefit                                    $           675,000                34%
      State income tax benefit, net of Federal income tax                                   175,000                 9
      Decrease in valuation allowance                                                        88,000                 4
      Other                                                                                 628,000                32
      Nondeductible expenses/nontaxable foreign income                                       65,000                 3
      Foreign taxes                                                                        (273,000)              (14)

                                                                                   --------------------    -----------------

                    Income tax benefit                                          $         1,358,000                68%
                                                                                   ====================   ===================

                                                                                                     1998
                                                                                   ------------------------------------------
                                                                                         Amount                  Rate
                                                                                   --------------------   -------------------
                                                                                   --------------------   -------------------

      Computed "expected" income tax expense                                    $          (322,000)              (34)%
      State income taxes, net of Federal income tax expense                                 (19,000)               (2)
      Decrease in valuation allowance                                                       440,000                46
      Other                                                                                (137,000)              (14)
      Nondeductible expenses                                                                (25,000)               (3)
      Foreign taxes                                                                        (262,000)              (27)

                                                                                   --------------------   -------------------

                    Income tax expense                                          $          (325,000)              (34)%
                                                                                   ====================   ===================


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of September 25, 1999 and September 26, 1998 are as follows:

                                                                                         1999                  1998
                                                                                  --------------------   ------------------

      Deferred tax assets:
          Warranty reserve                                                     $           168,000                168,000
          Bad debts/inventory reserves                                                     857,000                860,000
          Deferred compensation                                                            745,000                462,000
          Other reserves                                                                   399,000                663,000
          Net operating losses                                                             681,000                     --

                                                                                  --------------------   -------------------

                    Total gross deferred tax assets                                      2,850,000              2,153,000

          Less valuation allowance                                                             --                 88,000
                                                                                  --------------------   ------------------


                    Deferred tax assets                                                  2,850,000              2,065,000

      Deferred tax liabilities - intangible assets                                       1,187,000              2,065,000
                                                                                  --------------------   ------------------

                    Net deferred tax assets                                    $         1,663,000                     --
                                                                                  ====================   ==================



       Based on the Company's historical taxable income projections, when adjusted for nonrecurring items such as accounting changes and estimates of future profitability, management has concluded that operating income will more likely than not be sufficient to utilize primarily all deferred tax assets.

(12)   Stock Option Plan

       During 1996, the Company adopted a stock incentive plan for issuance of options to selected key employees of the Company. Up to 823,000 shares of the Company's common stock are reserved for grant. The options become exercisable during a five-year period beginning on the first year anniversary date of the grant in 20% annual increments. The Company has outstanding 742,000 options and 552,000 options as of September 25, 1999 and September 26, 1998, respectively. There were 305,000 options exercisable as of September 25, 1999. The plan is administered by the Compensation Committee.

       As of September 25, 1999 and September 26, 1998, Company's outstanding stock options are summarized as follows:


                                                                                                     Weighted-average
                                                                              Number of shares        exercise price
                                                                             --------------------   --------------------

           Shares under option at September 27, 1997                                  496,000    $           1.14
           Granted                                                                    68,000                 1.50
           Expired                                                                    (12,000)               1.14
           Exercised                                                                       --
                                                                             --------------------

           Shares under option at September 26, 1998                                  552,000                1.19
           Granted                                                                   252,000                 1.72
           Expired                                                                    (62,000)               1.24
           Exercised                                                                       --
                                                                             --------------------

           Shares under option at September 25, 1999                                  742,000                1.36
                                                                             ====================   ====================



       At September 25, 1999, the range of exercise price and weighted-average remaining contractual life of outstanding options were $1.14 to $3.10 and
       7.8 years, respectively.

       The Company has adopted the disclosure-only provisions of Statement No.
       123. Accordingly, for the stock options granted to employees, no compensation cost has been recognized in the accompanying consolidated statements of operations because the exercise price equaled or exceeded the fair value of the underlying common stock at the date of grant. Had compensation cost for the Company's stock granted to employees been determined based upon the fair value at the grant date for awards consistent with Statement No. 123, the Company's reported and pro forma net earnings (loss) for the years ended September 25, 1999 and September 26, 1998 would have been as follows:

                              1999           1998
                       -----------    -----------

Net earnings (loss):
    As reported ....   $  (627,000)       132,000
    Pro forma ......    (1,084,000)       127,000
                       ===========    ===========


       The weighted-average per share fair value of options granted to employees during the years ended September 25, 1999 and September 26, 1998 amounts to $1.81 and $2.28, respectively. The effects of applying Statement No. 123 for pro forma disclosure purposes may not be representative of the effects on reported net income for future years' disclosures.

       The fair value of common stock options is estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended September 25, 1999 and September 26, 1998: risk-free interest rate of 6.02% and 6.42%, respectively; weighted-average expected life of the option of five years; no expected volatility; and no expected dividends. The fair value of Company's stock for the years ended September 25, 1999 and September 26, 1998 was estimated to be $3.09 and $3.15 per share, respectively.

(13)   Warrants

       On December 29, 1995, the Company issued Series A, B and C warrants to provide financing for the acquisition of Brown Jordan Company. These amounts are accounted for as paid-in capital. At September 25, 1999 and September 26, 1998, the following warrants were outstanding:

                                                         Number of shares
               Class                                             Exercise price
--------------------------------------------------------   ---------      -----

A ......................................................     614,815   $    .56
B ......................................................   1,125,926        .56
C-1 ....................................................     370,371       1.14
C-2 (First series) .....................................     148,148       2.28
C-2 (Second series) ....................................     148,148       2.28
                                                           =========      =====


       The Class A, B and C-1 warrants are exercisable at any time and have no expiration. The Class C-2 first series and second series warrants are exercisable on the first business day and any day thereafter of 1997 and 1998, respectively. No warrants have been exercised as of September 25, 1999.

(14)   Employee Benefit Plans

       Prior to the acquisition described in note 1, BJC employees participated in the defined contribution and defined benefit plans of LADD (the Plans). Effective December 29, 1995, the Company established the Brown Jordan International 401(k) Plan, a defined contribution Plan, to replace the LADD contribution plan. Accordingly, all account balances for employees employed on December 29, 1995 became fully vested and were transferred to the new plan.

       All accrued benefits of affected employees of LADD's defined benefit plans were nonforfeitable. Additionally, LADD assumed and retained all liabilities for benefits accrued by affected employees under the Plans through December 29, 1995. During fiscal 1997, the Company formally adopted The Pension Plan for Hourly Employees of Brown Jordan (the Plan), which is a defined benefit pension plan covering hourly employees of Brown Jordan International and subsidiaries' domestic employees. Benefits are based on age, years of service and the level of compensation during the final years of employment. Brown Jordan's funding policy is to contribute annually to the Plan the amount necessary to meet the minimum funding standards established by the Employee Retirement Income Security Act.

       The following tables set forth information related to the Plan at September 25, 1999 and September 26, 1998:


                                                                                          1999                   1998
                                                                                   --------------------   -------------------

      Benefit obligation                                                        $           728,000              1,310,000

      Fair value of Plan assets                                                             292,000                369,000
                                                                                   --------------------   -------------------

                    Funded status                                               $          (436,000)              (941,000)
                                                                                   ====================   ===================

      Accrued pension liability recognized in the consolidated balance sheets
                                                                                $          (451,000)              (408,000)
                                                                                   ====================   ===================

                                                                                          1999                   1998
                                                                                   --------------------   -------------------

      Intangible assets                                                         $                --                392,000

      Employer contributions                                                                158,000                178,000
      Employee contributions                                                                     --                     --
      Benefits paid including settlements                                                   310,000                  7,000

      Net periodic pension cost                                                             593,000                184,000
                                                                                   ====================   ===================

       The Company recognized a pension expense of $458,000 in 1999 related to the plant closure (note 19).

       The primary assumptions used in determining obligations of the Plan are as follows:

                                                                                          1999                   1998
                                                                                   --------------------   -------------------

      Discount rate                                                                         7.75%                  6.50%
      Increase in compensation levels                                                        --                    --
      Long-term rate of return on assets                                                    8.00                   8.00
                                                                                   ====================   ===================


(15)   Environmental Matters

       Brown Jordan's California manufacturing facility is located in El Monte, California in the San Gabriel Valley Groundwater Basin. The Basin has been designated by the United States Environmental Protection Agency
       (EPA) and the state of California as a Superfund Site. Although no administrative or judicial enforcement action has been taken by the EPA or applicable California authorities, the state of California is seeking to identify potentially responsible parties (PRPs) and has ordered certain tests to be conducted by the Company in connection with their investigation. Such tests have been completed and no future activities are currently scheduled. In May 1994, the Company joined the Northwest El Monte Community Task Force, a PRP Group formed to respond to the EPA. Efforts to negotiate an Administrative Order on Consent with the EPA are ongoing.

       Under the terms of the acquisition agreement between BJI and LADD, the Company's liabilities in these matters are limited to the first $400,000 of costs of on- and off-site liabilities. Through September 25, 1999 and September 26, 1998, approximately $259,000 and $256,000, respectively, have been expended by the Company on the El Monte site.

(16)   Commitments and Contingencies

       On June 19, 1998, the Company entered into a Stock Purchase Agreement (note 5) and Long-Term Supply Agreement which commits CLW to purchase a minimum of $10,000,000 of furniture for its distribution each year for the next three years. Any purchases in excess of $10,000,000 in one year will be applied to the following year's minimum requirement. The agreement provides a meet or release clause where if the Company is able to find another manufacturer who is able to provide a comparable product at a price that is at least 8% lower than the price agreed to between the Company and supplier, then the supplier must either meet the lower price or the Company will be released from its purchase commitment. The outstanding commitment as of September 25, 1999 amounts to $4,000,000.

       The Company also has purchase agreements with other various suppliers extending beyond one year. At no time are these purchase commitments expected to exceed usage requirements.

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(17)   Related Party Transactions

       The Company receives management and consulting services under two agreements, for which it pays a fixed amount, one with an affiliate of Hancock and one with an equity shareholder who also holds the Company's senior subordinated debt and redeemable preferred stock. The Company incurred $345,000 each year related to these agreements for the years ended September 25, 1999 and September 26, 1998.

(18)   Insurance Settlements

       In November 1997, the Company's manufacturing facilities in Juarez, Mexico were damaged by a fire. Cost of building, machinery and equipment destroyed was approximately $1 million which was covered by insurance. In January 1999, the Company received a settlement from its insurance company on a business interruption claim for approximately $2.8 million. The settlements and related property loss are included as other income, net in the 1998 consolidated statement of operations. As of September 26, 1998, the Company received two payments amounting to $900,000 against these claims. Included in prepaid expenses and other current assets as of September 26, 1998 are related receivables from insurance companies of $2.9 million.


(19)   Plant Closure Costs

       During fiscal 1999, the Company closed its manufacturing facilities in Newport, Arkansas. The Company recorded $4,393,000 in related plant closure costs in the accompanying 1999 consolidated statement of operations for severance, pension settlement and curtailment and estimated losses from measurement date through disposal date.